EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Z Trim Holdings, Inc. on Form10-QSB for the quarter ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Gregory J. Halpern, Chief Executive Officer of the Z Trim Holdings, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Z Trim Holdings, Inc.

Dated: May 9, 2007
By /s/ Gregory J. Halpern

Gregory J. Halpern
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)